 Exhibit 99.1

FOR IMMEDIATE RELEASE
Nu Skin Enterprises Reports Third Quarter 2021 Results

PROVO, Utah — Nov. 3, 2021 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced third quarter 2021 revenue of $641.2 million and earnings per share (EPS) of $0.97.

Executive Summary
Q3 2021 vs. Prior-year Quarter

Revenue:	$641.2 million; (9)% • +2% fx impact or $11.8 million
Earnings Per Share (EPS):	$0.97; (10)%
Sales Leaders:	58,565; (15)%
Customers:	1,395,271; (9)%

“As we previously announced, our third quarter revenue was lower than anticipated due to COVID delta variant disruptions as unexpected government restrictions interrupted selling and promotional activities in several markets, specifically in Mainland China and Southeast Asia,” said Ryan Napierski, Nu Skin president and CEO. “Despite these short-term impacts, we are encouraged by our continued growth in the U.S., which was driven by our Beauty Focus Collagen+ launch and double-digit growth in Korea due to successful product promotions and sales leader initiatives.

“Looking ahead, we anticipate the ongoing rollout of our Collagen+ and ageLOC Meta products in Q4 will build momentum going into next year. For 2022 and beyond, we remain focused on our vision of becoming the world’s leading beauty and wellness company, powered by our dynamic affiliate opportunity platform. We will work toward this by introducing our EmpowerMe personalized beauty and wellness strategy with connected beauty devices, increasing adoption of our affiliate-powered social commerce business model and expanding our digital platform. Amidst global uncertainty, we are confident in this strategy as we transform our company toward our vision for the future.”

Nu Skin Enterprises Reports Third Quarter 2021 Results	Page 2
Q3 2021 Year-over-year Operating Results
Revenue:	$641.2 million compared to $703.3 million • +2% fx impact
Gross Margin:	75.2% compared to 73.9% • Nu Skin business was 78.6% compared to 76.3%
Selling Expenses:	39.9% compared to 39.9% • Nu Skin business was 42.7% compared to 42.4%
G&A Expenses:	25.1% compared to 23.5%
Operating Margin:	10.2% compared to 10.6%
Other Income / (Expense):	$2.8 million compared to $0.5 million
Income Tax Rate:	27.0% compared to 24.7%
EPS:	$0.97 compared to $1.08

Stockholder Value
Dividend Payments:	$19.0 million
Stock Repurchases:	$10.0 million • $255.4 million remaining in authorization

Q4 and Full-year 2021 Outlook
Q4 2021 Revenue:	$645 to $675 million; (10) to (14)% • Approximately (1)% fx impact
Q4 2021 EPS:	$0.90 to $1.00; (29) to (36)% • Prior year benefitted by 19.6% tax rate
2021 Revenue:	$2.67 to $2.70 billion; +3 to 5% • Approximately +2 to 3% fx impact
2021 EPS:	$3.93 to $4.03; +8 to 11%

Mark Lawrence, chief financial officer, added, “We are adjusting our 2021 forecast based on third quarter results and continued COVID uncertainty. Despite the difficult operating environment, we anticipate annual revenue growth of 3 to 5 percent on top of strong growth in 2020, with earnings per share growth of 8 to 11 percent.”

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Nu Skin Enterprises Reports Third Quarter 2021 Results	Page 3
About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. (NYSE: NUS) is a leading beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people live, look and feel their best with products that combine the best of science, technology and nature. Backed by more than 35 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in approximately 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, shareholder value, vision, initiatives, product pipeline and product introductions, digital tools, customers and sales leaders, affiliates, strategies and initiatives; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “outlook,” “guidance,” “remain,” “become,” “plan,” “forecast,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;

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Nu Skin Enterprises Reports Third Quarter 2021 Results	Page 4
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

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Nu Skin Enterprises Reports Third Quarter 2021 Results	Page 5
The following table sets forth revenue for the three-month periods ended September 30, 2021 and 2020 for each of our reportable segments (U.S. dollars in thousands):
	Three Months Ended September 30,			Constant- Currency
	2021	2020	Change	Change
Nu Skin
Mainland China	$134,291	$169,068	(21)%	(26)%
Americas	131,482	133,618	(2)%	(2)%
South Korea	91,989	83,460	10%	8%
Southeast Asia/Pacific	79,081	101,949	(22)%	(23)%
EMEA	55,839	61,411	(9)%	(11)%
Japan	65,117	70,958	(8)%	(5)%
Hong Kong/Taiwan	39,921	42,265	(6)%	(8)%
Nu Skin other	889	(314)	383%	382%
Total Nu Skin	598,609	662,415	(10)%	(11)%
Rhyz Investments
Manufacturing	41,635	40,910	2%	2%
Grow Tech	783	22	3,459%	3,459%
Rhyz other	125	—
Total Rhyz Investments	42,543	40,932	4%	4%
Total	$641,152	$703,347	(9)%	(11)%

The following table sets forth revenue for the nine-month periods ended September 30, 2021 and 2020 for each of our reportable segments (U.S. dollars in thousands):

	Nine Months Ended September 30,			Constant- Currency
	2021	2020	Change	Change
Nu Skin
Mainland China	$438,066	$453,096	(3)%	(11)%
Americas	403,755	312,436	29%	28%
South Korea	261,724	236,094	11%	5%
Southeast Asia/Pacific	246,338	262,038	(6)%	(9)%
EMEA	215,134	147,590	46%	36%
Japan	203,001	200,549	1%	2%
Hong Kong/Taiwan	114,795	115,253	—	(4)%
Nu Skin other	2,350	374	528%	530%
Total Nu Skin	1,885,163	1,727,430	9%	5%
Rhyz Investments
Manufacturing	135,760	105,975	28%	28%
Grow Tech	1,147	336	241%	241%
Rhyz other	163	—
Total Rhyz Investments	137,070	106,311	29%	29%
Total	$2,022,233	$1,833,741	10%	6%

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Nu Skin Enterprises Reports Third Quarter 2021 Results	Page 6
The company's Customers and Sales Leaders statistics by segment as of September 30, 2021 and 2020 are presented in the following table:

	As of September 30, 2021		As of September 30, 2020		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders
Mainland China	355,256	13,838	341,386	20,970	4%	(34)%
Americas	324,880	12,127	397,936	12,798	(18)%	(5)%
South Korea	156,439	9,448	164,256	7,973	(5)%	18%
Southeast Asia/Pacific	162,048	7,607	204,489	9,959	(21)%	(24)%
EMEA	210,705	5,726	235,202	6,226	(10)%	(8)%
Japan	123,453	6,029	126,896	6,523	(3)%	(8)%
Hong Kong/Taiwan	62,490	3,790	69,346	4,067	(10)%	(7)%
Total	1,395,271	58,565	1,539,511	68,516	(9)%	(15)%

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enterprises Reports Third Quarter 2021 Results	Page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$641,152	$703,347	$2,022,233	$1,833,741
Cost of sales	158,907	183,374	501,448	463,277
Gross profit	482,245	519,973	1,520,785	1,370,464

Operating expenses:
Selling expenses	255,719	280,695	807,358	735,365
General and administrative expenses	161,142	165,050	499,754	466,232
Total operating expenses	416,861	445,745	1,307,112	1,201,597

Operating income	65,384	74,228	213,673	168,867
Other income (expense), net	2,781	525	351	(4,068)

Income before provision for income taxes	68,165	74,753	214,024	164,799
Provision for income taxes	18,436	18,446	57,527	46,911

Net income	$49,729	$56,307	$156,497	$117,888

Net income per share:
Basic	$0.99	$1.10	$3.11	$2.24
Diluted	$0.97	$1.08	$3.03	$2.23

Weighted-average common shares outstanding (000s):
Basic	50,098	51,308	50,304	52,741
Diluted	51,260	52,243	51,629	52,906

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Nu Skin Enterprises Reports Third Quarter 2021 Results	Page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$282,412	$402,683
Current investments	19,190	21,216
Accounts receivable, net	52,441	63,370
Inventories, net	415,203	314,366
Prepaid expenses and other	121,626	101,563
Total current assets	890,872	903,198

Property and equipment, net	464,049	468,181
Operating lease right-of-use assets	128,887	155,104
Goodwill	215,582	202,979
Other intangible assets, net	88,497	89,532
Other assets	186,522	138,082
Total assets	$1,974,409	$1,957,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,023	$66,174
Accrued expenses	378,573	446,682
Current portion of long-term debt	110,000	30,000
Total current liabilities	540,596	542,856

Operating lease liabilities	95,741	112,275
Long-term debt	278,563	305,393
Other liabilities	123,032	102,281
Total liabilities	1,037,932	1,062,805

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	590,678	579,801
Treasury stock, at cost – 40.5 million and 39.7 million shares	(1,518,535)	(1,461,593)
Accumulated other comprehensive loss	(75,658)	(64,768)
Retained earnings	1,939,901	1,840,740
Total stockholders' equity	936,477	894,271
Total liabilities and stockholders’ equity	$1,974,409	$1,957,076

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577